GuruNet Corporation Registration Statement Declared Effective By SEC

Wesley Hills, NY - April 21, 2005 - GuruNet Corporation (AMEX: GRU), creators of the Answers.com reference-based search engine, announced today that the Securities and Exchange Commission has declared effective the company’s Registration Statement on Form SB-2, initially filed on April 6, 2005, and amended on April 20, 2005. The Registration Statement relates to the registration of an aggregate of 1,140,504 shares of GuruNet’s common stock for the account of certain selling stockholders named in the Registration Statement. The registered shares include (i) 1,029,488 shares of common stock issuable upon exercise of warrants issued in February 2005 to certain holders of GuruNet’s bridge warrants, at a strike price of $17.27 per share, (ii) 100,000 shares of common stock issuable upon the exercise of warrants issued to GuruNet’s financial advisor, at a strike price of $11.00 per share, (iii) 3,216 shares of common stock issuable upon the exercise of certain options granted to other consultants and (iv) 7,800 shares of common stock issued to a consultant of GuruNet. The prospectus contained in the Registration Statement includes 510,987 additional shares of common stock previously registered by GuruNet in connection with its October 2004 IPO, which are being carried forward.

GuruNet will not receive any proceeds from the sale of such registered shares by the selling stockholders, but will receive the exercise price to be paid upon any exercise of outstanding warrants and options held by the selling stockholders described in the Registration Statement. Assuming the exercise of all such outstanding warrants and options, the total amount of gross proceeds GuruNet would receive would be approximately $19,000,000.

You may obtain copies of the Registration Statement, as amended, and related prospectus free of charge from the SEC through their website, www.sec.gov. In addition, copies of the Registration Statement, as amended, and related prospectus may be obtained free of charge from GuruNet Corporation, Investor Relations Department, Jerusalem Technology Park, Building 98, Jerusalem 91481 Israel, tel: (845) 362-4842, or through GuruNet’s website, www.gurunet.com/ir.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such states.

ABOUT GURUNET
GuruNet Corporation operates Answers.com, a leading reference engine (www.answers.com). Founded in 1999 by Bob Rosenschein, GuruNet Corporation (www.gurunet.com) provides patented technology and software tools to access concise information on demand. For additional information, visit www.gurunet.com.

CAUTIONARY STATEMENT
Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including our inability to increase the number of persons who use our products and the number of partners who will generate increase traffic to our sites, and other risk factors identified from time to time in our SEC reports, including, but not limited to, the registration statement on Form SB-2 filed on April 6, 2005, as amended by Amendment No.1 to Form SB-2 filed on April 20, 2005. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.gurunet.com. The information in GuruNet's website is not incorporated by reference into this press release and is included as an inactive textual reference only.